IMPORTANT REMINDER TO OUR STOCKHOLDERS
REGARDING OUR UPCOMING 2008 ANNUAL MEETING

NOTICE OF 2008 ANNUAL MEETING

May 12, 2008

Dear Stockholder:

As you are probably aware, the 2008 Annual Meeting of Stockholders of PrivateBancorp, Inc. is being held at 3:00 p.m. local time on May 22, 2008 at The Standard Club, 320 South Plymouth Court, Chicago, Illinois.  Our proxy materials in connection with the Annual Meeting were mailed to all of our stockholders of record on or about April 4, 2008.  You should have by now received those materials either directly from our transfer agent or from your broker.

Our records reflect that as of May 9, 2008 you have not yet voted your Proxy Card.

A detailed description of each of the matters to be voted upon at the meeting is included in the proxy materials.  PrivateBancorp’s Board of Directors recommends that you vote “FOR” each of the proposals.  Your vote is important.  Please take a moment now to vote by any of the three methods identified below:

1.
Vote by telephone:  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone.  There is no charge to you for the call.  Follow the instructions provided by the recorded message.

2.	Vote by Internet: Go to www.envisionreports.com/pvtb and follow the steps outlined on the secure website.

3.	Vote by Mail: Vote, sign, date and mail the proxy card included in the proxy materials you received in the postage-paid envelope that was included for your convenience.

If you have any questions about the Annual Meeting or the voting methods described above, please call Computershare Investor Services, LLC, our Transfer Agent, at 1-866-440-9610.

AGAIN, YOUR VOTE IS IMPORTANT.  THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS OVER THE TELEPHONE OR THROUGH THE INTERNET IS 1:00 A.M., CHICAGO TIME, ON MAY 22, 2008.

On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

/s/Larry D. Richman

Larry D. Richman
President and Chief Executive Officer